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                                  EXHIBIT 5(b)

Form of Sub-Investment Adivisory Agreement Between CL Capital Management, Inc.
          (CLCM) and Canada Life Investment Management Limited (CLIM)


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                        SUB-INVESTMENT ADVISORY AGREEMENT

       AGREEMENT made this 1st day of May, 1995 between CL Capital Management, Inc. (the "Investment Advisor"), a Georgia corporation, and Canada Life Investment Management Limited (the "Sub-Investment Adviser"), a Canadian corporation:

                                  WITNESSETH:

       WHEREAS, Canada Life of America Series Fund, Inc., a Maryland Corporation (the "Fund") is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act"); and

       WHEREAS, the Fund, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate portfolio of investments; and

       WHEREAS, the Fund is currently comprised of six classes of stock (together with any classes subsequently added, the "Series"), each of which pursues its investment objectives through separate investment policies; and

       WHEREAS, the Sub-Investment Adviser is engaged principally in the business of rendering advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

       WHEREAS, the Fund has employed the Investment Adviser to act as investment manager of the Fund as set forth in the Investment Advisory Agreement between the Fund and the Investment Adviser dated May 1, 1995 (the "Investment Advisory Agreement"); and

       WHEREAS, the Fund and the Investment Adviser desire to retain the Sub-Investment Adviser to render certain investment advisory services to the International Equity Series in the manner and on the terms hereinafter set forth;

       NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Investment Adviser and the Sub-Investment Adviser hereby agree as follows:

                                    ARTICLE I

                      DUTIES OF THE SUB-INVESTMENT ADVISER

       The Investment Adviser hereby employs the Sub-Investment Adviser to act as the investment adviser of the International Equity Series of the Fund, and to furnish the investment advisory services described below, subject to the supervision of the Board of Directors of the Fund and the Investment Adviser, for the period and on the terms and conditions set forth in this Agreement. The Sub-Investment Adviser herby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Sub-Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or shall in no way be deemed an agent of the Fund.


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       The Sub-Investment Adviser, shall provide the International Equity Series with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of such Series, shall furnish continuously an investment program for such Series, shall determine from time to time which securities shall be purchased, sold or exchanged, determine how voting and other rights with respect to the securities of the International Equity Series shall be exercised, and what portions of such Series shall be held in the various securities in which the Series invests or cash, and shall take such steps as are necessary to implement any overall investment plan for such Series, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments. The Sub-Investment Adviser's services shall be subject always to the control and supervision of the Board of Directors of the Fund and the Investment Adviser, the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act, the statements relating to the investment objectives of the International Equity Series, investment policies and investment restrictions as the same are set forth in the currently effective registration statement relating to the shares of the Fund under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended (the "Registration Statement"), appropriate state insurance laws, and any applicable provisions of the Internal Revenue Code of 1986. Should the Board of Directors of the Fund at any time make any definite determination as to investment policy and notify the Sub-Investment Adviser thereof in writing, the Sub-Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

       Investment Adviser acknowledges and agrees that it has sole responsibility to ensure that Sub-Investment Adviser is properly informed of such policies and restrictions applicable to the International Equity Series including without limitation as are, (i) contained in the Fund's Prospectus,
(ii) set forth in the Internal Revenue Code of 1986, as amended, (iii) set forth pursuant to state insurance laws.

       Investment Adviser also acknowledges and agrees that it will be responsible to provide Sub-Investment Adviser with all necessary compliance reports to enable Sub-Investment Adviser to make purchases and sales for the International Equity Series in accordance with the policies and restrictions to which such Series is subject. Investment Adviser also agrees that it or the Fund is responsible to provide or contract to provide accounting, custodial and any other administrative services necessary to administer the business and other affairs of the Fund.

       The Sub-Investment Adviser shall take, on behalf of the International Equity Series, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Series' account with brokers or dealers selected by it, and to that end, the Sub-Investment Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to deliveries of securities and payments of cash for the account of the International Equity Series. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the International Equity Series, the Sub-Investment Adviser is directed at all times


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to seek to obtain best execution and price within the policy guidelines determined by the Board of Directors of the Fund and set forth in the Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

       In addition to seeking the best price and execution, the Sub-Investment Adviser may also take into consideration research and statistical information and wire and other quotation services provided to the Sub-Investment Adviser which may justify brokerage commissions at a higher cost to the Series then may result when allocating brokerages to other brokers on the basis of seeking best price and execution. However, the Sub-Investment Adviser shall select only brokers whose commissions it believes are reasonable. The Sub-Investment Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Investment Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations.

                                   ARTICLE II

                           SUB-INVESTMENT ADVISORY FEE

       The payment of investment advisory fees and the allocation of charges and expenses between the Fund and the Investment Adviser are set forth in the Investment Advisory Agreement, and nothing in this Sub-Investment Advisory Agreement shall change or affect that arrangement. The payment of investment advisory fees and the apportionment of any expenses related to the services of the Sub-Investment Adviser shall be the sole concern of the Investment Adviser and the Sub-Investment Adviser and shall not be the responsibility of the Fund.

       For the services rendered pursuant to this Agreement, Investment Adviser will pay the Sub-Investment Adviser at the end of each calendar month, a fee, calculated daily based upon the average daily value of the net assets of the International Equity Series of the Fund, as determined and computed in accordance with the description of the determination of the net asset value contained in the Registration Statement for the Fund, at the annual rate of 0.30%.

                                   ARTICLE III

                            LIMITATION OF LIABILITY

       Subject to Section 36 of the Investment Company Act of 1940, as amended, the Sub-Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, and the performance of its duties hereunder except for wilful misfeasance, bad faith or gross negligence in the


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performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.

                                   ARTICLE IV

                    ACTIVITIES OF THE SUB-INVESTMENT ADVISER

       The services of the Sub-Investment Adviser to the International Equity Series are not deemed to be exclusive, and the Sub-Investment Adviser is free to render services to others.

       It is agreed that the Sub-Investment Adviser may use any supplemental investment research obtained for the benefit of the International Equity Series in providing investment advice to its other investment advisory accounts. The Sub-Investment Adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Sub-Investment Adviser or other entities advised by the Sub-Investment Adviser will be considered by and may be useful to the Sub-Investment Adviser in carrying out its obligations to the International Equity Series.

       Securities held by the International Equity Series may also be held by separate investment accounts or other mutual funds for which the Sub-Investment Adviser may act as an adviser or by the Sub-Investment Adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-Investment Adviser or its affiliates or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the International Equity Series or other entities for which the Sub-Investment Adviser or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Sub-Investment Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-Investment Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, it is recognized that there may be an adverse effect on price.

       It is agreed that, on occasions when the Sub-Investment Adviser deems the purchase or sale of a security to be in the best interest of the International Equity Series as well as other accounts or companies, it may, to the extent permitted by applicable laws or regulations, but will not be obligated to, aggregate the securities to be sold or purchased for other accounts or companies in order to obtain favourable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Investment Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the International Equity Series and to such other accounts or companies. It is recognized that in some cases this procedure may adversely affect the size of the position obtainable for the International Equity Series.


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                                    ARTICLE V

                               BOOKS AND RECORDS

       The Sub-Investment Adviser agrees that all books and records which it maintains for the International Equity Series shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at the Sub-Investment Adviser's offices. The Fund or its authorized representative shall have the right to copy any records in the possession of the Sub-Investment Adviser which pertain to the Fund and as the Fund shall require in accordance with applicable law. Such books, records, information or reports shall be available to properly constitute governmental authorities consistent with state and federal law and/or regulations. The Sub-Investment Adviser shall keep confidential and shall not disclose or use any records or information obtained pursuant to this Agreement except as expressly required by state or federal law and/or regulations.

In the event of the termination of this Agreement, all such books, records, or other information shall be returned to the Fund free from any claim or assertion of rights by the Sub-Investment Adviser. The Fund shall make available to the Sub-Investment Adviser on a reasonable basis all books and records which it maintains for the International Equity Series.

                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS AGREEMENT

       This Agreement shall become effective as of the date first above written, and shall continue in effect until the date of the first annual or special meeting of shareholders of the International Equity Series, but not later than sixteen months after the effective date of the Securities Act of 1933 Registration Statement for the International Equity Series. Thereafter, this Agreement shall continue in effect from year to year with respect to the International Equity Series so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the International Equity Series, and (ii) a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the International Equity Series, or by the Investment Adviser, on sixty days written notice to the other party. This Agreement may be terminated for "cause" at any time by the Board of Directors of the Fund. "Cause" is defined and limited for this purpose to mean wilful misfeasance, bad faith, or gross negligence by the Sub-Investment Adviser in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Investment


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Advisory Agreement between the Fund and the Investment Adviser. This Agreement may be terminated without penalty, by Sub-Investment Adviser on sixty days notice.

                                   ARTICLE VII

                                   DEFINITIONS

       The terms "assignment," "interested person," and "majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

       When required by applicable law, this Agreement may be amended by the parties only if such amendment is specifically approved by (i) the vote of a majority of the outstanding voting securities shares of the International Equity Series, and (ii) a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       The Investment Adviser agrees to advise the Sub-Investment Adviser immediately:

       (a) of any request by the SEC for amendments to the Prospectus or for additional information.

       (b) of the issuance by the SEC of any stop order suspending the effectiveness of the Fund's Prospectus or the initiation of any proceedings for that purpose.

       (c) of the happening of any material event which makes untrue any statement made in the Fund's Prospectus or which requires the making of a change in either of them in order to make the statements therein not misleading.

       (d) of all actions of the SEC with respect to any amendments to the Fund's Prospectus.

       (e) of the happening of any event relating to the Investment Adviser which would have a material effect on its business.

       The Sub-Investment Adviser agrees to advise the Investment Adviser immediately:

       (a) of the happening of any material event which makes untrue any statement made in the Fund's Prospectus or which requires the making of a change in either of them in order to make the statements therein not misleading, and


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       (b)    of the happening of any event relating to the Sub-Investment
Adviser which would have a material effect on its business.

                                   ARTICLE IX

                                  GOVERNING LAW

       This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, and the applicable provisions of the Investment Company Act.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       CL CAPITAL MANAGEMENT, INC.


                                       By: /s/ Hubert Atkinson
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                                           /s/
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                                       CANADA LIFE INVESTMENT MANAGEMENT LIMITED


                                       By: /s/
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                                           /s/
                                           -------------------------------------